Exhibit (a)(1)(M)

Certificate of Designations,
Preferences, Rights and Limitations
of
Series B CUMULATIVE Convertible PERPETUAL Preferred Stock
of
Exela Technologies, Inc.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

EXELA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article Fourth of its Second Amended and Restated Certificate of Incorporation, as amended (the “Second Amended and Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of the Company has adopted the following resolution on [●], 2022, creating a series of preferred stock, par value $0.0001 per share, of the Company designated as Series B Cumulative Convertible Perpetual Preferred Stock, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of preferred stock, par value $0.0001 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof are as follows:

(1)	Designation and Amount; Ranking.

(a)               There shall be created from the 20,000,000 shares of preferred stock, par value $0.0001 per share, of the Company authorized to be issued pursuant to the Second Amended and Restated Certificate of Incorporation, a series of preferred stock, designated as “Series B Cumulative Convertible Perpetual Preferred Stock”, par value $0.0001 per share (the “Series B Preferred Stock”). The authorized number of Series B Preferred Shares shall initially be 5,000,000, which number the Board may from time to time increase or decrease (but not below the number then-outstanding). Shares of Series B Preferred Stock that are repurchased, converted or otherwise acquired by the Company shall be cancelled and shall revert to the status of authorized but unissued preferred shares of the Company, undesignated as to series.

(b)               The Series B Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein.

(2)	Definitions. As used herein, the following terms shall have the following meanings:

(a)                “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144 of the Securities Act.

(b)                “Agent Members” shall have the meaning specified in Section 15(a).

(c)                “Applicable Conversion Price” shall have the meaning specified in Section 8(a).

(d)                “Approved Stock Plan” shall mean any employee benefit plan which has been approved by the Board and the Company’s stockholders, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company.

(e)                “Bloomberg” shall mean Bloomberg Financial Markets.

(f)                “Board” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(g)               “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(h)               “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(i)                 “Certificated Notice of Conversion” shall have the meaning specified in Section 8(b)(ii)(A).

(j)                 “Change of Control” will be deemed to occur at such time as:

(i)               any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, or any successor provisions) other than the Company or any of the Company’s subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power in the aggregate of all classes of the Company’s Capital Stock then outstanding entitled to vote generally in elections of directors;

(ii)              the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into us, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s consolidated assets to any person (other than a direct or indirect wholly owned subsidiary of the Company’s), other than:

(A)             any transaction pursuant to which the holders of the Company’s Capital Stock immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of the Company’s Capital Stock then outstanding entitled to vote generally in elections of directors of the continuing or surviving person immediately after the transaction; or

(B)              any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.

(k)               “close of business” shall mean 5:00 p.m. (New York City time).

(l)                “Closing Sale Price” of the Common Stock on any date shall mean the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) of the Common Stock on such date as reported on The Nasdaq Capital Market or, if the Common Stock is not listed on The Nasdaq Capital Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed, quoted or admitted for trading. In the absence of such a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(m)              “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company, subject to Section 8(i).

(n)              “Conversion Agent” shall have the meaning set forth in Section 14(a).

(o)              “Conversion Date” shall have the meaning specified in Section 8(b).

(p)              “Conversion Instruction” shall have the meaning specified in Section 8(b)(i).

(q)              “Conversion Price” means, $1.25, as adjusted from time to time as specified in Section 8(e).

(r)               “Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock, including the Company’s warrants.

(s)               “Depositary” shall have the meaning specified in Section 15(a).

(t)               “Dividend Payment Date” shall mean March 31, June 30, September 30 and December 31 of each year, commencing on the first such date after the date of the first issuance of the Series B Preferred Stock.

(u)               “Dividend Rate” shall mean the rate per annum of 6% of the Liquidation Preference per share of Series B Preferred Stock.

(v)               “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the March 15, June 15, September 15 and December 15, as the case may be, immediately preceding such Dividend Payment Date, or such other applicable record date designated by the Board as the record date for the payment of dividends that is not more than 60 and not fewer than ten days prior to the Dividend Payment Date.

(w)             “Dividends” shall have the meaning specified in Section 3(a).

(x)              “DTC” means The Depository Trust Corporation.

(y)             “Effective Date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(z)              “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa)           “Excluded Securities” shall mean any Common Stock issued or issuable (i) in connection with any Approved Stock Plan; (ii) upon conversion or redemption of the Series B Preferred Stock; (iii) upon exercise of any Options or Convertible Securities which are outstanding on the Issue Date or which are exercised after an adjustment in accordance with Section 8 was previously made in respect of such Options or Convertible Securities; (iv) pursuant to any merger, joint venture, partnership, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Company with parties that are not Affiliates, whereby the Common Stock comprises, in whole or in part, the consideration paid by the Company in such transaction, provided such transaction was approved by the Board; or (v) upon the issuance of any shares of Common Stock or warrants to acquire only shares of Common Stock issued to non-Affiliate banks, equipment lessors or other lending institutions, or to real property lessors, in each case, in connection with a debt financing, equipment leasing or real property leasing transaction, provided such transaction was approved by the Board.

(bb)           “Ex-Date,” when used with respect to any issuance, dividend or distribution on the Common Stock, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(cc)            “Global Preferred Share” shall have the meaning specified in Section 15(a).

(dd)           “Global Shares Legend” shall have the meaning specified in Section 15(a).

(ee)            “Holder” or “holder” shall mean a holder of record of the Series B Preferred Stock.

(ff)             “Holder Stock Price” shall have the meaning specified in Section 7(b).

(gg)           “Issue Date” shall mean [●], 2022, the original date of issuance of the Series B Preferred Stock.

(hh)           “Junior Stock” shall mean Common Stock and any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank junior to the Series B Preferred Stock as to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company.

(ii)              “Liquidation Preference” shall mean $25.00 per share of Series B Preferred Stock plus any Dividends on the Series B Preferred Stock accrued pursuant to Section 4 prior to and as of the most recent Dividend Payment Date plus all accrued and unpaid dividends on the Series B Preferred Stock since the latest Dividend Payment Date.

(jj)               “Majority of the Holders” shall mean Holders of a majority of the shares of Series B Preferred Stock Outstanding at the time (excluding any shares of Series B Preferred Stock owned by Affiliates of the Company)

(kk)             “Mandatory Conversion Date” shall have the meaning specified in Section 9(b).

(ll)               “Mandatory Conversion Price” shall have the meaning specified in Section 9(a).

(mm)           “Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Company’s Common Stock (or other security for which Market Value is required to be determined) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock (or such other security).

(nn)            “Notice of Conversion” shall mean, as applicable, a Conversion Instruction or a Certificated Notice of Conversion.

(oo)            “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(pp)            “open of business” shall mean 9:00 a.m. (New York City time).

(qq)            “Options” shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(rr)              “Outstanding” shall mean, when used with respect to Series B Preferred Stock, as of any date of determination, all Series B Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except shares of Series B Preferred Stock as to which any property deliverable upon conversion thereof has been delivered and required to be cancelled pursuant to Sections 7, 8 or 9.

(ss)            “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights, and/or rights upon the liquidation, winding-up or dissolution of the Company and/or voting rights.

(tt)              “Paying Agent” shall have the meaning set forth in Section 14(a).

(uu)           “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(vv)            “Preferred Dividend Default” shall have the meaning set forth in Section 5.

(ww)          “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock or the Series B Preferred Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock or the Series B Preferred Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock or the Series B Preferred Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(xx)             “Redemption Date” shall mean a date that is fixed for redemption of the Series B Preferred Stock by the Company in accordance with Section 10.

(yy)            “Redemption Notice” shall have the meaning specified in Section 10(b)(ii).

(zz)             “Redemption Price” shall have the meaning specified in Section 10(a).

(aaa)           “Reference Property” shall have the meaning specified in Section 8(i).

(bbb)          “Registrar” shall have the meaning set forth in Section 12.

(ccc)           “Reorganization Event” shall have the meaning specified in Section 8(i).

(ddd)          “Resale Restriction Termination Date” shall have the meaning specified in Section 13(a).

(eee)           “Restricted Securities” shall have the meaning specified in Section 13(a).

(fff)             “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

(ggg)          “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(hhh)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(iii)              “Senior Stock” shall mean any class of the Company’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Company. The Series A Perpetual Convertible Preferred Stock shall be Senior Stock.

(jjj)              “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(kkk)           “Trading Day” shall mean a day during which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The Nasdaq Capital Market or, if the Common Stock (or other security for which Market Value is required to be determined) is not listed on The Nasdaq Capital Market, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock (or such other security) is listed or, if the Common Stock (or such other security) is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock (or such other security) is then traded or quoted. If the Common Stock is not so listed or traded, Trading Day means a Business Day.

(lll)              “Transfer Agent” shall have the meaning set forth in Section 12.

(mmm)        “Weighted Average Price” shall mean for any security as of any Trading Day, the per share volume-weighted average price for such security as displayed under the heading “Bloomberg VWAP” on Bloomberg page Ticker <XELA> VWAP (or its equivalent successor if such page is not available) in respect of the period from 9:30:01 a.m. to 4:00:00 p.m., New York City time, on such Trading Day or, if no weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and a Majority of the Holders. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction, or Ex-Date in respect thereof, occurring during the applicable calculation period.

(3)	Dividends.

(a)               Holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.00% per annum of the $25.00 liquidation preference per share of the Series B Preferred Stock (“Dividends”). For the avoidance of doubt, unless prohibited by applicable law, notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock shall accrue for all fiscal periods during which the Series B Preferred Stock is outstanding, regardless of whether the Company has earnings in any such period, whether there are funds legally available for the payment of such Dividends and whether or not such Dividends are authorized or declared. Dividends on the Series B Preferred Stock shall be payable in arrears on each Dividend Payment Date to the holders of record of Series B Preferred Stock as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Dividends on the Series B Preferred Stock payable for any period less than a full quarterly Dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)               Holders of shares of Series B Preferred Stock shall participate in any dividend or distribution paid in cash or other property in respect of the Common Stock (other than a dividend or distribution giving rise to an adjustment of the Conversion Price under Section 8(e)), pro-rata with the holders of the Company’s Common Stock as if all shares of Series B Preferred Stock then Outstanding had been converted into Common Stock pursuant to Section 8 immediately prior to the date on which holders of Common Stock became entitled to such dividend or distribution.

(c)               If any Dividend Payment Date with respect to the Series B Preferred Stock falls on a day that is not a Business Day, the required payment will be on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.

(d)              The holders of shares of Series B Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the Company’s default in payment of the dividend due on such Dividend Payment Date. In the case of conversion of shares of Series B Preferred Stock pursuant to Sections 7, 8 and 9 following the close of business on a Dividend Record Date but prior to the corresponding Dividend Payment Date, the holders of such shares shall not be entitled to receive the corresponding dividend payment on the Series B Preferred Stock following conversion (it being understood that the value thereof is included in the conversion terms set forth in Sections 7, 8 and 9).

(e)               Except as provided in Section 8 and as otherwise set forth herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series B Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

(4)	Method of Payment of Dividends.

The Company shall make each Dividend payment on the Series B Preferred Stock by adding the amount of all accrued but unpaid Dividends on the Series B Preferred Stock as set forth above on the Dividend Payment Date, except to the extent the Company elects to make all or any portion of such payment in cash on or prior to the applicable Dividend Payment Date, in which case, the amount the accrued but unpaid Dividends on the Series B Preferred Stock that is added to the Liquidation Preference shall be reduced on a dollar-for-dollar basis by the amount of any such cash payment.

(5)	Voting.

Holders of shares of the Company’s Series B Preferred Stock generally do not have any voting rights, except as set forth below or otherwise required by Delaware law.

(a)               If dividends on Series B Preferred Stock are in arrears for eight or more consecutive quarterly periods (a “Preferred Dividend Default”), holders of shares of the Series B Preferred Stock (voting together as a class with the holders of all other classes or series of Preferred Stock whose voting rights are then exercisable) will be entitled to vote for the election of one additional director to serve on the Board (the “Series B Preferred Stock Director”), until all unpaid and accumulated dividends on the Series B Preferred Stock and any other class or series of voting Preferred Stock whose voting rights are then exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment; provided that the election of any such director will not cause the Company to violate the corporate governance requirements of The Nasdaq Capital Market (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted). In such case, the number of directors serving on the Board will be increased by one director. The Series B Preferred Stock Director will be elected by a plurality of the votes cast in the election to serve until the next annual meeting, and such Series B Preferred Stock Director will serve until their successor is duly elected and qualified or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

(i)               a special meeting called by Holders of at least 25% of the outstanding shares of Series B Preferred Stock together with any other class or series of voting Preferred Stock whose voting rights are then exercisable, if this request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or, if the Company receives the request for a special meeting within 90 days before the date fixed for the Company’s next annual or special meeting of stockholders, at the Company’s annual or special meeting of stockholders or, at the Company’s option, at a separate special meeting; and

(ii)              each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series B Preferred Stock and on any other class or series of voting Preferred Stock whose voting rights are then exercisable have been paid in full for all past dividend periods.

(b)               If and when all accumulated dividends on the Series B Preferred Stock and all other classes or series of voting Preferred Stock whose voting rights are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of the Series B Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every Preferred Dividend Default) and the term and office of such Series B Preferred Stock Director so elected will immediately terminate and the number of directors comprising the Board will be reduced accordingly. For purposes of this Section 5 only, “voting Preferred Stock” means any and all classes or series of Preferred Stock ranking on parity with the Series B Preferred Stock, either or both as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs and upon which like voting rights have been conferred.

(c)               Any Series B Preferred Stock Director elected by holders of shares of the Series B Preferred Stock and holders of other parity Preferred Stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and other voting Preferred Stock entitled to vote thereon when they have the voting rights described above (voting as a single class), in each case to the extent the voting rights of the holders of the Series B Preferred Stock or such other voting Preferred Stock remain then exercisable. So long as a Preferred Dividend Default continues, any vacancy in the office of a Series B Preferred Stock Director may be filled by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when only they have the voting rights described above, and by the majority vote of the Series B Preferred Stock and each other class or series of voting Preferred Stock whose voting rights are then exercisable (voting as a single class) when the Series B Preferred Stock and such other class or series of voting Preferred Stock are entitled to vote thereon; provided that the appointment or election of any such directors will not cause the Company to violate the corporate governance requirements of The Nasdaq Capital Market (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted). The Series B Preferred Stock Director shall be entitled to one vote on any matter.

(d)               So long as any shares of Series B Preferred Stock remain Outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of a Majority of the Holders, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Second Amended and Restated Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the shares of Series B Preferred Stock. Any increase in the amount of authorized preferred stock (including, without limitation, additional Preferred Stock) or the creation or issuance of any additional shares of Series B Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, of Parity and Senior Stock shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders of shares of Preferred Stock specified herein.

(6)	Liquidation Rights.

(a)               In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder of shares of Series B Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders an amount per share for each share of Series B Preferred Stock held by them equal to the greater of (i), the Liquidation Preference to the date fixed for liquidation, winding-up or dissolution or (ii) such amount per share as would have been payable in respect of such share of Series B Preferred Stock as converted had all shares of Series B Preferred Stock then Outstanding been converted into Common Stock pursuant to Section 8 immediately prior to (and on the date fixed for) liquidation, winding-up or dissolution of the Corporation, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.

(b)               Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of the Company) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

(c)               After the payment to the Holders of the shares of Series B Preferred Stock of full preferential amounts provided for in this Section 6, the Holders of Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)               In the event the assets of the Company available for distribution to the Holders of shares of Series B Preferred Stock and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 6, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series B Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Series B Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

(7)	Change of Control Optional Redemption.

(a)               If at any time after the Issue Date the Company undergoes a Change of Control, the Company may, at its option, redeem the Series B Preferred Stock, in whole but not in part and within one hundred twenty (120) days after the first date on which such Change of Control occurred (the “Change of Control Redemption Period”), by paying $25.00 per share of Series B Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series B Preferred Stock up to, but not including, the date of such redemption (the “Series B Redemption Date”).

(b)               The Company shall give notice of any redemption not less than 30 days and not more than 60 days before the scheduled Series B Redemption Date, to the Holders of Series B Preferred Stock to be redeemed, as such Holders’ names appear on the Company’s share transfer books maintained by its Registrar and Transfer Agent, at the address of such Holders shown therein. Such notice (the “Series B Redemption Notice”) shall state: (1) the Series B Redemption Date, (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all outstanding shares of Series B Preferred Stock are to be redeemed, the number (and the identification) of shares to be redeemed from such Holder of Series B Preferred Stock, (3) the Series B Redemption Price, (4) the place where the shares of Series B Preferred Stock are to be redeemed and shall be presented and surrendered for payment of the Series B Redemption Price therefor and (5) that, unless the Company defaults in making payment of such Redemption Price, dividends in respect of the shares of Series B Preferred Stock called for redemption will cease to accrue on and after the Redemption Date.

(c)               The Series B Preferred Stock will be convertible by the holder pursuant to Section 8(a) until the close of business on the second business day prior to the Series B Redemption Date (unless the Company defaults in the payment of the redemption price, in which case a holder of Series B Preferred Stock may convert such shares until the redemption price has been paid or duly provided for). A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of the shares of the Company’s Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(d)               If the Company redeems less than all of the outstanding shares of the Series B Preferred Stock, the Transfer Agent will select the shares of Series B Preferred Stock to be redeemed by lot, on a pro rata basis or in accordance with any other method the Transfer Agent considers fair and appropriate. The Company may redeem its Series B Preferred Stock only in a whole number of shares. If a portion of a Holder’s Series B Preferred Stock is selected for partial redemption by the Company and the holder converts a portion of such Series B Preferred Stock, the number of shares of the Series B Preferred Stock subject to redemption by the Company will be reduced by the number of shares that the holder so converted.

(8)	Conversion.

(a)               Subject to the terms and provisions of this Section 8, each Holder shall have the option to convert some or all of such Holder’s shares of Series B Preferred Stock into Common Stock at a conversion rate equal to the quotient of (i) the Liquidation Preference; divided by (ii) the Conversion Price on the applicable Conversion Date (as to any Conversion Date, the “Applicable Conversion Price”) (subject to the limitations set forth in Section 11). Upon conversion of any share of Series B Preferred Stock, the Company shall deliver to the converting Holder, in respect of the number of shares of Series B Preferred Stock being converted, the number of shares of Common Stock to which such holder is entitled upon conversion, rounded up or down to the nearest whole number, on the second Business Day immediately following the relevant Conversion Date.

(b)               Before any Holder shall be entitled to convert a share of Series B Preferred Stock as set forth above, such Holder who:

(i)             holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program (a “Conversion Instruction”) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii)            holds Series B Preferred Stock in definitive, certificated form or directly registered with the Transfer Agent must:

(A)              manually sign and deliver an irrevocable notice to the office of the Conversion Agent as set forth in the Form of Certificated Notice of Conversion (or a facsimile thereof) in the form included in Exhibit A hereto (a “Notice of Conversion”) and state in writing therein the number of shares of Series B Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered and registered;

(B)              if such shares of Series B Preferred Stock are certificated, surrender such certificate at the office of the Conversion Agent;

(C)              if required, furnish appropriate endorsements and transfer documents; and

(D)              if required, pay all transfer or similar taxes or duties, if any.

(iii)            The Conversion Agent shall notify the Company of any pending conversion pursuant to this Section 8 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.” If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Series B Preferred Stock shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

(c)               With respect to any conversion of shares of Series B Preferred Stock: (i) if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Series B Preferred Stock than the number of shares of Series B Preferred Stock to be converted, the Company shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Company, new certificate or certificates, as the case may be, representing the number of shares of Series B Preferred Stock that shall not have been converted; and (ii) if the shares of Series B Preferred Stock converted are held in book-entry form through the facilities of the Depositary, promptly following the relevant Conversion Date, the Company shall cause the Transfer Agent and Registrar to reduce the number of shares of Series B Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the relevant Global Preferred Share.

(d)               Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder of Series B Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Series B Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock, if any, shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Series B Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, excepting only the rights of holders thereof to (i) receive certificates for the number of whole shares of Common Stock, if any, into which such shares of Series B Preferred Stock have been converted and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock, if any.

(e)               The Conversion Price shall be adjusted from time to time as follows: If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Price will be adjusted based on the following formula:

CP1 = CP0 x OS0 / OS1

where,

CP0	=	the Conversion Price in effect immediately prior to the open of business on Ex-Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split, subdivision, combination, reverse split or reclassification, as the case may be;

CP1	=	the Conversion Price in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split, subdivision, combination, reverse split or reclassification, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split, subdivision, combination, reverse split or reclassification, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split, subdivision, combination, reverse split or reclassification, as the case may be.

Any adjustment made under this Section 8(e) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split, subdivision, combination, reverse split or reclassification, as the case may be. If any dividend or distribution or share split, subdivision, combination, reverse split or reclassification of the type described in this Section 8(e) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution or make such share split, subdivision, combination, reverse split or reclassification, to the Conversion Price that would then be in effect if such dividend or distribution or share split, subdivision, combination, reverse split or reclassification had not been declared or announced, as the case may be.

All calculations and other determinations under this Section 8(e) shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(e) shall be made to the Conversion Price unless such adjustment would result in a change of at least 1% in the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Price.

(f)                Notwithstanding anything to the contrary in Section 8(e), no adjustment to the Conversion Price shall be made with respect to any transaction described in Section 8(e) if the Company makes provision for each Holder of the Series B Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock, without conversion, as if such Holder held a number of shares of Common Stock that would have been received if one share of Series B Preferred Stock have been converted into Common Stock on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Series B Preferred Stock held by such Holder.

(g)               Notwithstanding anything to the contrary herein, no adjustment to the Conversion Price shall be made pursuant to this Section 8 in respect of the issuance of any Excluded Securities.

(h)               Upon any adjustment in the Conversion Price, the Company shall deliver to each Holder, as promptly as practicable, a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Price then in effect following such adjustment.

(i)                 In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)         any consolidation, merger or combination involving the Company, or

(iii)        any statutory share exchange,

as a result of the events specified in (i), (ii), or (iii) in which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Series B Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Series B Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made. None of the foregoing provisions shall affect the right of a Holder of Series B Preferred Stock to convert its Series B Preferred Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event. Notwithstanding Section 8(e), no adjustment to the Conversion Price shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Series B Preferred Stock.

The Company shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8. The provisions of this Section 8 shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer, as nearly equivalent as possible, to such Reference Property.

(j)                The Company shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock issuable upon conversion of the Series B Stock on the Issue Date, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all Outstanding shares of Series B Preferred Stock or the payment or partial payment of dividends declared on Series B Preferred Stock that are payable in Common Stock.

(k)               For the avoidance of doubt, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Series B Preferred Stock and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(9)	Mandatory Conversion.

(a)               From and after the time that the Weighted Average Price of the Common Stock equals or exceeds the Conversion Price (the “Mandatory Conversion Price”) for at least 5 consecutive Trading Days, the Company shall have the right, at its option and subject to the terms and conditions set forth in this Section 9, to give notice of its election to cause all Outstanding shares of Series B Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Series B Preferred Stock equal to the Applicable Conversion Price in effect on the Mandatory Conversion Date (subject to the limitations set forth in Section 11).

(b)               To exercise any mandatory conversion right described in Sections 9(a), the Company must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) prior to the open of business on the tenth Trading Day following any date on which the condition described in Section 9(a) is met, announcing such a mandatory conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders of the Series B Preferred Stock (not later than 3 Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Series B Preferred Stock. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no fewer than 15 Trading Days, nor more than 20 Trading Days, after the date on which the Company issues the press release described in this Section 9(b). Upon conversion of any Series B Preferred Stock pursuant to this Section 9, the Company shall deliver to the applicable Holder the applicable number of shares of Common Stock rounded up or down to the nearest whole number, on the second Business Day immediately following the relevant Mandatory Conversion Date.

(c)               In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock; and (iii) that dividends on the Series B Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d)              On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Series B Preferred Stock called for a mandatory conversion pursuant to Section 9(a) and all rights of Holders of such Series B Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof. The full amount of any dividend payment with respect to the Series B Preferred Stock called for a mandatory conversion pursuant to Section 9(a) on a date during the period beginning at the close of business on any Dividend Record Date and ending on the close of business on the corresponding Dividend Payment Date shall be included in the Liquidation Preference amount used to calculate the Applicable Conversion Price for such mandatory conversion and shall not be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date.

(10)	Amendment Without Consent.

Without the consent of the holders of the Series B Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole, and to the extent permitted by law, the Company may amend, alter, supplement, or repeal any terms of the Second Amended and Restated Certificate of Incorporation or the certificate of designations for the Series B Preferred Stock for the following purposes:

(a)               to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or

(b)               to make any provision with respect to matters or questions relating to the Series B Preferred Stock that is not inconsistent with the provisions of this certificate of designations for the Series B Preferred Stock; provided that any such amendment, alteration, supplement or repeal of any terms of the Series B Preferred Stock effected in order to conform the terms that are not in the certificate of designations for the Series B Preferred Stock to the description of the terms of the Series B Preferred Stock set forth in the Offer to Exchange relating to the offer and sale of the Series B Preferred Stock, shall be deemed not to adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

(11)	No Fractional Shares.

No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, of the Series B Preferred Stock. Instead, the Company will round such fraction shares rounded up or down to the nearest whole number.

(12)	Transfer Agent and Registrar.

The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Series B Preferred Stock shall be Continental Stock Transfer & Trust. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. For the avoidance of doubt, the Company shall notify the Registrar in writing upon the Company’s or any of its Affiliates’ purchases or sales of Series B Preferred Stock.

(13)	Certificates; Restrictions on Transfer.

If physical certificates are issued, then the Company shall, upon written request of a Holder, issue certificates in definitive form representing the shares of Series B Preferred Stock held by such Holder. The Company may place appropriate legends on any certificate representing the shares of Series B Preferred Stock to reflect any applicable restrictions on transfer.

(14)	Paying Agent and Conversion Agent.

(a)               The Company shall maintain in the United States (i) an office or agency where Series B Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where, in accordance with the terms hereof, Series B Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Company. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such or the Company or any of its Affiliates shall act as Paying Agent, Registrar or Conversion Agent.

(b)               Payments due on the Series B Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. Payments of cash shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the Holder with, a bank located in New York City; provided that at the option of the Company, payment of cash dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Series B Preferred Stock register.

(15)	Form.

(a)               The Series B Preferred Stock may be issued in the form of one or more permanent global shares of Series B Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Series B Preferred Stock certificate attached hereto as Exhibit C (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC (the “Depositary”), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 15(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section 15(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Charter.

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series B Preferred Stock, unless (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Company does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b)               Signature. Two Officers permitted by applicable law shall sign each Global Preferred Share for the Company, in accordance with the Company’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Series B Preferred Stock.”

(16)	Other Provisions.

(a)               With respect to any notice to a Holder of shares of Series B Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)               Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares of Series B Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

(c)               The shares of Series B Preferred Stock shall be issuable only in whole shares.

(d)               If any applicable law requires the deduction or withholding of any tax from any payment or deemed dividend to a Holder on its Series B Preferred Stock, the Company or an applicable withholding agent may withhold such tax on cash dividends, shares of Series B Preferred Stock, Common Stock or sale proceeds paid, subsequently paid or credited with respect to such Holder or his successors and assigns.

(e)               All notice periods referred to herein shall commence on the date of the mailing of the applicable notice that initiates such notice period. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(f)                To the extent lawful to do so, the Company shall provide the Holders prior written notice of (i) any dividend or distribution to be made to the holders of Common Stock and any other event as a result of which the Conversion Price would be adjusted pursuant to Section 8(e) and (ii) any Reorganization Event, with such notice to be made no later than the notice thereof provided to all holders of Common Stock of the Company or, if earlier, 10 Business Days prior to the Ex-Date therefor.

(g)               Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(h)               Holders of Series B Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of           [●], 2022.

EXELA TECHNOLOGIES, INC.

By:
Name:
Title:

Exhibit A

[Form of Notice of Conversion]

(To be executed by the registered holder in order to convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series B Cumulative Convertible Perpetual Preferred Stock (the “Preferred Stock”) of Exela Technologies, Inc. (the “Company”), represented by stock certificate No(s). [●] (the “Preferred Stock Certificate(s)”), into shares of common stock (the “Common Stock”) of the Company according to the conditions of the Certificate of Designation, Preferences and Rights of the Preferred Stock (the “Certificate of Designation”). A copy of each Preferred Stock Certificate(s) are attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Number of shares of Preferred Stock to be converted:	[●]

Number of shares of Common Stock beneficially owned prior to Conversion (excluding shares issuable upon conversion of the Preferred Stock):	[●]

Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered[1]:	[●]

Signature:

Name of registered holder:	[●]

Facsimile Number:	[●]

Telephone Number:	[●]

1 The Company is not required to issue shares of Common Stock until you, if required, furnish appropriate endorsements and transfer documents.

Exhibit B

[Form of Assignment and Transfer]

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock/Common Stock evidenced hereby to:

[●]
(Insert assignee’s Social Security or Tax Identification Number)
[●]
(Insert address and ZIP Code of assignee)

and irrevocably appoints:

[●]

agent to transfer the shares of Preferred Stock/Common Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

In connection with any transfer of the within share of Preferred Stock/Common Stock occurring prior to the Resale Restriction Termination Date, as defined in the Certificate of Designation, the undersigned confirms that such Preferred Stock/Common Stock is being transferred:

☐	To Exela Technologies, Inc. or a Subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock/Common Stock)

Signature Guarantee:	[2]

2 Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exhibit C

[Form of Preferred Stock Certificate]

Face of Security

[THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS GOVERNING THIS CERTIFICATE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION 13 OF THE CERTIFICATE OF DESIGNATIONS AND (2) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE CERTIFICATE OF DESIGNATIONS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR Series B Cumulative Convertible Perpetual Preferred Stock IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

1 Insert if a global security.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF EXELA TECHNOLOGIES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO OR AS MAY OTHERWISE BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Certificate Number [●]

Number of Shares of Series B Preferred Stock:	[●]
CUSIP No.:	[●]
ISIN No.:	[●]

Series B Cumulative Convertible Perpetual Preferred Stock
(par value $0.0001 per share)
(initial liquidation preference $25 per share)
of

Exela Technologies, Inc.

EXELA TECHNOLOGIES, INC., a Delaware corporation (the “Corporation”), hereby certifies that [Cede & Co.] or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “Series B Cumulative Convertible Perpetual Preferred Stock,” par value $0.0001 per share and liquidation preference $25.00 per share of Preferred Stock (plus any Dividends on the Preferred Stock accrued pursuant to Sections 4 and 5 of the Certificate of Designations (as defined below) prior to and as of the most recent Dividend Payment Date (as defined in the Certificate of Designations) plus all accrued and unpaid dividends on the Preferred Stock since the latest Dividend Payment Date per share) (the “Series B Preferred Stock”). The shares of Series B Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation, dated [ ], as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series B Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series B Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Exela Technologies, Inc. has executed this Certificate of Designations as of the date set forth below.

EXELA TECHNOLOGIES, INC.

By:
	Name:	[●]
	Title:	[●]

Dated:

Transfer Agent’s Certificate of Authentication

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

Continental Stock Transfer & Trust Company, as Transfer Agent

By:
	Name:	[●]
	Title:	[●]

Dated:

Reverse of Security

Exela Technologies, Inc.

Series B Cumulative Convertible Perpetual Preferred Stock

Dividends on each share of Series B Cumulative Convertible Perpetual Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of Series B Cumulative Convertible Perpetual Preferred Stock shall be redeemable as provided in the Certificate of Designations. The Series B Cumulative Convertible Perpetual Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

Assignment

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Cumulative Convertible Perpetual Preferred Stock evidenced hereby to:

[●]
(Insert assignee’s Social Security or Tax Identification Number)
[●]
(Insert address and ZIP Code of assignee)

and irrevocably appoints: agent to transfer the shares of Series B Cumulative Convertible Perpetual Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this certificate for Series B Cumulative Convertible Perpetual Preferred Stock)

Signature Guarantee:	[1]

1 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Notice of Conversion

(To be Executed by the Registered Holder
in Order to Convert the Series B Cumulative Convertible Perpetual Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”), represented by stock certificate No(s). the “Series B Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share (“Common Stock”), of Exela Technologies, Inc. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Series B Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates (unless it can be established that no such taxes are payable). No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series B Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue shares of Common Stock (i) unless the conditions for conversion of the Series B Preferred Stock set forth in Section 8 of the Certificate of Designations have been satisfied and (ii) until the original Series B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. If the foregoing conditions have been satisfied, the Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two Business Days following receipt of the original Series B Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:	[●]

Applicable Conversion Price:	[●]

Number of Shares of Series B Perpetual Convertible Preferred Stock to be Converted:	[●]

Number of Shares of Common Stock to be Issued:	[●]

Signature:

Name:	[●]

Address:[1]	[●]

Facsimile Number:	[●]

1 Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

Schedule A

Schedule of Exchanges for Global Security

The initial number of shares of Series B Cumulative Convertible Perpetual Preferred Stock represented by this Global Preferred Share shall be [         ]. The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar